Exhibit 10.4

ADDENDUM TO LICENCE AGREEMENT

THIS AGREEMENT is made the 1st day of Dec 2020 (“Effective Date”)

Between

ACCELERATE TECHNOLOGIES PTE LTD, f.k.a.EXPLOIT TECHNOLOGIES PTE LTD (Co. Reg. No. 1995053187D), a company incorporated in Singapore and having its place of business at 1 Fusionopolis Way, #19-00 Connexis North, Singapore 138632 (hereinafter referred to as “A*ccelerate”) ; and

An

CYTOMED THERAPEUTICS PTE LTD (Co. Reg. No. 201808327H), a company incorporated in Singapore having its place of business at 531A Upper Cross Street, #04-95 Hong Lim Complex, Singapore 051531 (hereinafter referred to as “the Licensee”).

(A*ccelerate and the Licensee shall hereinafter be referred to as “the Parties” and singularly as a “Party”.)

WHEREAS:

A.	A*ccelerate and the Licensee entered into a Licence Agreement dated 1st June 2018 (“Original Agreement”).

B.	The Parties wish to vary the terms of the Original Agreement as set out below.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained in this Addendum, it is hereby agreed as follows:

1.	This Addendum is supplemental to the Original Agreement. Terms defined in the Original Agreement shall have the same meanings in this Addendum save as provided otherwise. In this Addendum, references to clauses, schedules and paragraphs shall be to clauses, schedules and paragraphs of this Addendum unless specified otherwise.

2.	In the event, and to the extent of, any inconsistency between the provisions of the Original Agreement and the provisions of this Addendum, the provisions of this Addendum shall prevail.

3.	Subject to Clause 2 above (and other than as expressly set out in this Addendum), the provisions of the Original Agreement shall apply mutatis mutandis to this Addendum. Save as expressly set out in this Addendum, all the provisions of the Original Agreement shall remain in full force and effect.

4.	Pursuant to Clause 2.1 of the Original Agreement, the Licensee has requested, and A*ccelerate is agreeable to, and hereby grants to the Licensee the right to sublicense the Technology to its Affiliated Companies only on the terms set out below:

	4.1	A*ccelerate shall be informed of any such sublicences within thirty (30) days of the execution of the same;

	4.2	Any sublicence granted by the Licensee shall be on a non-exclusive basis only;

A*cc-CytoMed Add to LA – 03 May 2019 (clean)	Page 1 of 3

4.3	The royalty charged to sublicensees in respect of a sublicense of Technology shall not be lower than the royalty payable by the Licensee to A*ccelerate under the Original Agreement, and the Licensee shall furnish A*ccelerate with Sales Reports pertaining to the all sublicensing receipts in the form set out in Schedule 3 of the Original Agreement;

4.4	The Licensee shall ensure that there are included in the terms of any sublicence, the like obligations and undertakings on the part of the sublicensee as are contained in the Original Agreement (except for the right to sublicense) including (but not limited to) the relevant Confidentiality provisions, and shall further ensure that all sublicensees duly observe and perform the same;

4.5	without prejudice to the generality of Clause 4.4, the Licensee shall procure that each sublicensee shall enter into a confidentiality undertaking with the Licensee with respect to any Confidential Information of A*CCELERATE disclosed pursuant to the Original Agreement on terms no less stringent than in the Original Agreement;

4.6	The Licensee shall at all times indemnify and keep A*CCELERATE indemnified against all or any costs, claims, damages or expenses incurred by A*CCELERATE or its Affiliates or for which A*CCELERATE or its Affiliates may become liable as a result of the default or negligence of any sublicensee; and

4.7	upon the termination of the Original Agreement for any reason whatsoever, the sublicence may continue in force as between the Licensee and sublicensee or be terminated in accordance with the terms of such sublicense. In the event the Licensee ceases or demonstrates a clear intention to cease to carry on business, A*CCELERATE shall have the right and option to require an assignment to it or its nominee of each sublicence between the Licensee and each sublicensee, and in that regard all sublicences granted hereunder shall contain an express term permitting the assignment of the sublicence agreement to A*CCELERATE under the circumstances specified in this sub-Clause 4.7.

For the purposes of this Clause 4, an “Affiliated Company” shall have the same meaning as ascribed to a “related corporation” under the Companies Act CAP. 50.

A*cc-CytoMed Add to LA – 03 May 2019 (clean)	Page 2 of 3

IN WITNESS WHEREOF the Parties hereto have caused this Agreement to be duly executed by their duly authorised representatives.

ACCELERATE TECHNOLOGIES Pte Ltd

By:	/s/ Authorized Signatory
Date signed:	10 Nov 2020

CytoMed Therapeutics Pte Ltd

By:	/s/ CHOO Chee Kong
Name:	CHOO Chee Kong
Title:	Director

A*cc-CytoMed Add to LA – 03 May 2019 (clean)	Page 3 of 3